Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

Collaboration and License Agreement

Between

SK Bioscience Co., Ltd.
and

Novavax, Inc.

Dated February 12, 2021

CONFIDENTIAL
COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”) is entered into as of February 12, 2021 (the “Effective Date”) by and between Novavax, Inc., a Delaware corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (“Novavax”) and SK bioscience Co., Ltd., a company incorporated in the Republic of Korea having a place of business at 310 Pangyo-ro, Seongnam-si, Gyeonggi-do, 134949, Republic of Korea (“SK”). Novavax and SK may, from time to time, be individually referred to as a “Party” and collectively referred to as the “Parties.”
RECITALS
WHEREAS, Novavax has developed and is the exclusive owner of a coronavirus vaccine candidate, NVX-CoV2373, comprised of its proprietary (i) BV2373 antigen (“Antigen”) and (ii) Matrix-MTM adjuvant (the “Vaccine Product”);
WHEREAS, the Parties have entered into that certain Development and Supply Agreement, dated August 11, 2020 (the “Supply Agreement”), under which SK manufactures Antigen in [***] at its facilities for Novavax’ use in the Territory (as defined in Article 1);
WHEREAS, SK has elected to exercise its option under Section 7.5 of the Supply Agreement to obtain a license from Novavax to Develop, Manufacture and/or Commercialize the Antigen and Vaccine Product in the SK Territory”) through the sale to the government of Korea (“Korean Government”) of forty million (40,000,000) doses of Vaccine Product [***] (the “Committed Doses”);
WHEREAS, as of the Effective Date, SK is negotiating with the Korean Government an advance purchase agreement which shall set for the terms and conditions of SK’s sale, and the Korean Government’s purchase, of the Committed Doses (the “Korean APA”), which agreement shall be executed promptly following the Effective Date;
WHEREAS, SK anticipates that under the Korean APA the Committed Doses shall be delivered in two stages, in the form of Antigen into a designated storage facility and, upon the request of the Korean Government, in the form of Vaccine Product;
WHEREAS, [***]; and
WHEREAS, the Parties wish to enter into this Agreement to set forth the specific terms and conditions of such license grant to SK, the manufacture of the Antigen in [***], and each Party’s attendant rights and obligations.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
Article 1
DEFINITIONS
1.1    “Adjuvant” means the Novavax’ saponin-based adjuvant, comprised of its components, Matrix-A and Matrix-C (the “Adjuvant Components”), in an [***] ratio.
1.2    “Adjuvant Components” has the meaning set forth in the definition of “Adjuvant”.

CONFIDENTIAL
1.3    “Affiliates” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” will refer to: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of 50% or more of the voting securities of such entity.
1.4    “Agreement” has the meaning set forth in the preamble.
1.5    “Antigen” has the meaning set forth in the preamble.
1.6    “Antigen Product” means Antigen as a bulk product.
1.7    “Antigen Product Technology Transfer” means the transfer from Novavax to SK of Intellectual Property, including Novavax Supplied Items, in Novavax’ control that is necessary for SK to perform Process Development and scale-up related to the planned Development and Manufacture of Antigen Product.
1.8    “Applicable Law” means any applicable federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule or regulation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including the applicable regulations and guidance of any relevant Regulatory Authority (and national implementations thereof) that constitute good laboratory practices, GMP and good clinical practices (and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Governmental Authority), related to the performance of this Agreement.
1.9    “Background Intellectual Property” means any and all Intellectual Property of a Party, which, as demonstrated by admissible evidence, (i) already existed as of the Effective Date of this Agreement or (ii) was developed or obtained by or on behalf of such Party independent of this Agreement, and without reliance upon the Confidential Information of the other Party.
1.10    “Batch” means a quantity of the applicable Transaction Product that is intended to have uniform character and quality and that has been or is being supplied in accordance with the applicable Product Requirements during the same cycle of Manufacturing.
1.11    “Binding Forecast” has the meaning set forth in Section 7.2 (Forecast Beyond [***]).
1.12    “Breaching Party” has the meaning set forth in Section 16.2.1 (Termination for Cause).
1.13    “Business Day” means any day other than a Saturday, Sunday, or bank or other public holiday in Washington D.C. or the Republic of Korea.
1.14    “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year.
1.15    “Calendar Year” means any calendar year beginning on January 1st and ending on December 31st.
1.16    [***].

CONFIDENTIAL
1.17    “Certificate of Analysis” or “CoA” means, with respect to a Batch, a certificate in the applicable format for the applicable product manufactured under GMP, from time to time during the Term, issued by Supplier and executed by Supplier’s responsible person certifying that a Batch meets the Product Requirements and such other criteria as identified in the Certificate of Analysis.
1.18    “Certificate of Conformance” or “CoC” means, with respect to a Batch, a certificate in the applicable format for the applicable product from time to time during the Term, issued by Supplier’s quality department and executed by Supplier’s responsible person (a) listing the date of Manufacturing date, unique Batch number, and quantity of the applicable Product in such Batch, (b) certifying that such Batch was Manufactured in compliance with the applicable Product Requirements, and (c) certifying that all investigative and corrective action reports are completed and approved.
1.19    “Claims” means collectively, any and all Third Party demands, claims, actions, suits, and proceedings (whether criminal or civil, in contract, tort or otherwise) for damages, debts, obligations and other liabilities, losses, claims, taxes, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties or expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, consultants and other experts, and other expenses of litigation).
1.20    [***].
1.21    “Collaboration Antigen Product” means Antigen Product Manufactured by SK under this Agreement, excluding SK Antigen Product, for use by Novavax in the Novavax Territory.
1.22    “Commercialize” or “Commercialization” means to market, promote, otherwise offer for sale, distribute, and sell. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.23    “Commercially Reasonable Efforts” means, [***].
1.24    “Confidential Information” has the meaning set forth in Section 13.1 (Definition).
1.25    “Cure Period” has the meaning set forth in Section 16.2.1 (Termination for Cause).
1.26    “Develop” or “Development” means to discover, research, or otherwise develop any compound or product, including conducting non-clinical research or clinical trials prior to or after receiving Regulatory Approval and any formulation, Technology Transfer or Process Development with respect to any compound or product. When used as a verb, “Develop” means to engage in Development.
1.27    “Disclosing Party” has the meaning set forth in Section 13.1 (Definition-Confidential Information).
1.28    “Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.
1.29    “Effective Date” has the meaning set forth in the preamble.
1.30    “Executive Officers” has the meaning set forth in Section 2.4.2 (Decisions of the JSC)

CONFIDENTIAL
1.31    “Exploit” means to Develop, Commercialize, Manufacture, and otherwise exploit. When used as a verb, “Exploit” and “Exploiting” means to engage in exploitation and “Exploited” has a corresponding meaning.
1.32    “Firm Order”” has the meaning set forth in Section 8.1 (Forecast).
1.33    “Force Majeure” has the meaning set forth in Section 18.12 (Force Majeure).
1.34    “General Process Improvements” means Improvements that are generally applicable to Manufacture of pharmaceutical or biological products and shall not include Improvements that (i) are only applicable to the Vaccine Product, the Antigen Product and/or require the use of either the Vaccine Product and/or the Antigen Product, (ii) are developed with the aid, or require use of, Confidential Information of Novavax, and/or (iii) are Improvements of Intellectual Property of Novavax disclosed to SK under this Agreement.
1.35    “Good Manufacturing Practices” or “GMP” means all applicable current good Manufacturing practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 11, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, or (d) the equivalent Applicable Law in any relevant country or region, each as may be amended and applicable from time to time.
1.36    “Governmental Authority” means any arbitrator, court, judicial, legislative, administrative or Regulatory Authority, commission, department, board, bureau or body, or other government authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign or domestic, whether federal, state, provincial, municipal, or other.
1.37    “Improvements” means all discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights, and other Intellectual Property that are made, discovered, conceived, created, invented, developed, or reduced to practice in the performance of this Agreement.
1.38    “Indemnified Party” has the meaning set forth in Section 15.3 (Indemnification Procedure).
1.39    “Initial Adjuvant Forecast” has the meaning set forth in Section 8.1 (Forecast).
1.40    “Initial Forecast” has the meaning set forth in Section 7.2 (Initial Forecast).
1.41    “Inspectee” has the meaning set forth in Section 10.3 (Inspection).
1.42    “Intellectual Property” means all Know-How, copyrights, trademarks, patents, trade secrets, designs, information, documentation, drawings, methods, techniques, data, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protected under patent, trademark, copyright or similar laws).
1.43    “Investigation Period” has the meaning set forth in Section 6.7 (Non-Conforming Batches).
1.44    “JSC” has the meaning set forth in Section 2.1 (Formation of JSC).
1.45    “JSC Chairperson” has the meaning set forth in Section 2.1 (Formation of JSC).

CONFIDENTIAL
1.46    “Know-How” means any records, chemical or biological materials, know-how, processes, techniques, show-how, design information, information, formulations, technology, practices, trade secrets, inventions, methods, data (including animal data, raw data, clinical data, and quality control data) and results in any form whatsoever, whether patentable or not.
1.47    “Latent Defect” means a defect that causes a Batch to fail to conform to the Product Requirement, which condition is not capable of being discovered upon inspection and testing in accordance with Section 6.7 (Non-Conforming Batches).
1.48    “Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, deliver, or otherwise ship or store Antigen Product, Vaccine Product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing any Antigen Product, Vaccine Product or any component thereof.
1.49    “Manufacturing Process” means the process, or applicable portion(s) thereof, for the Manufacture, analysis, documentation, quality evaluation, storage, and shipping of components, and intermediates, of Antigen Product or Vaccine Product, as the case may be.
1.50    “Master Batch Record” means the production record for a Batch, which will be prepared and maintained in Suppliers standard format in accordance with the applicable Quality Agreement. In case of SK, Master Batch Records and other Batch documents shall be written in Korean and, upon the request of Novavax, SK shall provide an English translation of such Master Batch Record certified to be an accurate and complete translation by SK’s quality assurance department.
1.51    “MFDS” means the Republic of Korea’s Ministry of Food and Drug Safety and any successor agency thereto.
1.52    “Minimum Order”” has the meaning set forth in Section 8.1 (Forecast).
1.53    “New Delivery Date” has the meaning set forth in Section 6.9.1 (Remedy for Supplier Responsibility).
1.54    “Net Sales” means, with respect to the SK Antigen Product and/or SK Vaccine Product (the “SK Products”), the gross amounts invoiced by SK, its Affiliates and its respective sublicensees for sales of such SK Product to unaffiliated third parties, less the following deductions, to the extent reasonable and customary, provided to unaffiliated entities and actually allowed and taken with respect to such sales:
1.54.1    [***];
1.54.2    [***];
1.54.3    [***];
1.54.4    [***]; and
1.54.5    [***].
1.55    “Non-Breaching Party” has the meaning set forth in Section 16.2.1 (Termination for Cause).

CONFIDENTIAL
1.56    “Non-Conformance Claim” has the meaning set forth in Section 6.7 (Non-Conforming Batches).
1.57    “Novavax Improvements” has the meaning set forth in Section 12.2.2 (Novavax Improvements).
1.58    “Novavax Indemnified Party” has the meaning set forth in Section 15.1 (Indemnification by SK).
1.59    “Novavax Supplied Items” means the items provided by the Novavax to SK under this Agreement, including without limitation any other tangible items, information, or documentation supplied by Novavax in connection with the performance of this Agreement, including but not limited to the Manufacturing Process, any active pharmaceutical ingredient, critical reagents, master cell bank, working cell bank, master virus seed, plasma, component, or raw materials. For the greater clarity, any equipment supplied by Novavax to SK under the Supply Agreement shall be excluded from Novavax Supplied Items.
1.60    “Novavax Territory” means the world except for the SK Territory.
1.61    “Novavax Vaccine Product” has the meaning set forth in Section 9.1 (Supply of Novavax Vaccine Product).
1.62    “Party” has the meaning set forth in the preamble.
1.63    “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
1.64    [***].
1.65    “Process Development” means the conduct by SK of activities to develop, confirm and/or refine processes for producing the Antigen Product or Vaccine Product and/or activities to develop, scale-up, optimize, qualify and/or validate the Manufacturing Process (including process performance qualification) suitable for GMP Manufacture of the Antigen Product or Vaccine Product, as the case may be.
1.66    “Product Requirements” means the applicable Specifications, Certificate of Analysis, and Certificate of Conformance, GMP, the Master Batch Record, this Agreement, the Quality Agreement, any applicable Regulatory Approval, the requirements of all applicable Regulatory Authorities, and Applicable Law.
1.67    “Purchaser” means SK with respect to the supply of the Novavax Vaccine Product or Adjuvant and Novavax with respect to the supply of the Collaboration Antigen Product, as the case may be.
1.68    “PVA” has the meaning set forth in Section 10.6 (Adverse Event Reporting).
1.69    “Quality Agreement” means the agreement to be made between the Parties to establish the quality assurance standards and responsibilities of each Party in connection with the applicable Batch, which shall be attached hereto and incorporated herein. The Quality Agreement with respect to the Supply Agreement has been entered into between the Parties as of [***]. Quality Agreements with respect to the Transaction Product shall be

CONFIDENTIAL
separately entered between the Parties at least [***] prior to the date of the first delivery of each Transaction Product, as applicable.
1.70    “Raw Materials” has the meaning set forth in Section 3.2 (Raw Materials).
1.71    “Recall” means any recall or market withdrawal of any Antigen Product or Vaccine Product that was Manufactured pursuant to this Agreement.
1.72    “Receiving Party” has the meaning set forth in Section 13.1 (Definition-Confidentiality).
1.73    “Records” has the meaning set forth in Section 11.4.1 (Record Retention).
1.74    “Regulatory Approval” means all technical, medical, and scientific licenses, registrations, authorizations, and approvals (including, without limitation, emergency use authorizations or approvals) of any Regulatory Authority necessary for the Exploitation of a pharmaceutical or biologic product in a given country in the Territory.
1.75    “Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for (i) the Collaboration Antigen Product in the Novavax Territory, (ii) SK Antigen Product and SK Vaccine Product in the SK Territory or (iii) Novavax Vaccine Product in the Territory.
1.76    “Release” has the meaning set forth in Section 6.4 (Release of Batch).
1.77    “Representative” has the meaning set forth in Section 13.2 (Obligations).
1.78    “SK Antigen Product” means the Antigen Product Manufactured by SK for sale in the SK Territory including the sale to the Korean Government.
1.79    “SK Facility” means [***] of the manufacturing facility [***]. [***]. [***].
1.80    “SK Improvements” has the meaning set forth in Section 12.2.1 (SK Improvements).
1.81    “SK Indemnified Party” has the meaning set forth in Section 15.2 (Indemnification by Novavax).
1.82    “SK Territory” means the Republic of Korea, which may only be extended by prior mutual written agreement between the Parties.
1.83    “SK Vaccine Product” means the Vaccine Product Manufactured by SK for sale in the SK Territory including the sale to the Korean Government.
1.84    “Specifications” means the specifications or similar requirement for the applicable product that are set by Supplier or Purchaser or changes to such specifications made at the request of a Regulatory Authority in the Territory after the applicable regulatory approval has been granted for the relevant product, as applicable.
1.85    “Statement of Work” or “SOW” means with respect to the Collaboration Antigen Product, a mutually agreed upon document setting forth the scope of the project, general statement of stages and activities, the schedule of payments and milestones, deliverables and other pertinent information, in order to initiate Technology Transfer, Process Development (if appropriate) including Manufacture of Development Antigen Product and preparation of the project plan. Once finalized and signed by both Parties, the project plan is incorporated into and deemed a part of this Agreement (Statement of Work).

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1.86    “Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights on behalf of such Party under this Agreement (including all Third Party contract manufacturing organization).
1.87    [***].
1.88    “Supplier” means, with respect to the supply of the Novavax Vaccine Product or Adjuvant as, Novavax and with respect to the supply of the Collaboration Antigen Product SK, as the case may be.
1.89    “Supplier Responsibility” has the meaning set forth in Section 6.7 (Non-Conforming Batches).
1.90    “Term” has the meaning set forth in Section 16.1 (Term).
1.91    “Territory” means the combined Novavax Territory and the SK Territory.
1.92    “Third Party” means any Person other than a Party or an Affiliate of a Party.
1.93    [***].
1.94    “Transaction Product” means Novavax Vaccine Product, Adjuvant or Collaboration Antigen Product as the context dictates herein.
1.95    “U.S.” means the United States of America, including all territories and possessions, as constituted as of the Effective Date.
1.96    “Updated Adjuvant Forecast”” has the meaning set forth in Section 8.1 (Forecast).
1.97    “Updated Forecast” has the meaning set forth in Section 7.2 (Forecast Beyond [***]).
1.98    “Vaccine Product” has the meaning set forth in the preamble.
1.99    “Vaccine Product Technology Transfer” means the transfer from Novavax to SK of Intellectual Property in Novavax’ control that is necessary for SK to perform Process Development and scale-up related to the planned Manufacture of Vaccine Product.
1.100    “WHO” means the World Health Organization.
1.101    “Written Confidentiality Obligations” has the meaning set forth in Section 13.2 (Obligations-Confidentiality).
Article 2
JOINT STEERING COMMITTEE
2.1.    Formation of JSC. As soon as practicable, but no later than [***] following the Effective Date, the Parties will form a joint steering committee (“JSC”) to monitor and coordinate the Exploitation of the SK Antigen Product, SK Vaccine Product and Collaboration Antigen Product throughout the Territory. The JSC will be composed of [***] representatives from each Party, each of whom shall have the appropriate knowledge and expertise and requisite decision-making authority. Each Party may replace any of its representatives on the JSC and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a representative will notify the other Party of such replacement at least [***] prior to the next scheduled meeting of the JSC. The JSC will have a chairperson (“JSC Chairperson”). A designated representative of Novavax will be the JSC Chairperson until

CONFIDENTIAL
[***], and thereafter the JSC Chairperson will be selected alternately, [***], by SK and then by Novavax. The JSC Chairperson will be responsible for setting the agenda for JSC meetings, with input from the other members, and for conducting the JSC meetings. Each Party’s representatives on the JSC will inform and coordinate within their respective organization to enable each Party to fulfill its obligations as agreed upon between the Parties under this Agreement, including within the time frames set forth hereunder.
2.2.    JSC Responsibilities. The JSC will have oversight and information sharing responsibilities and functions with respect to the worldwide Development, Manufacture, Commercialization, and other Exploitation of the SK Antigen Product, SK Vaccine Product and Collaboration Antigen Product. The JSC will, amongst other duties and responsibilities:
2.2.1.    review, discuss and report on activities related to and progress of the Development, Manufacture and Commercialization of the Antigen Product (including the Antigen Product being Manufactured under the Supply Agreement) and SK Vaccine Product;
2.2.2.    resolve disputes between the Parties in connection with the performance of this Agreement;
2.2.3.    establish subcommittees as it deems necessary in order for the JSC to carry out its oversight responsibilities; and
2.2.4.    perform such other functions as expressly set forth in this Collaboration Agreement or allocated to the JSC by the Parties’ written agreement.
2.3.    JSC Meetings.
2.3.1.    Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items for each meeting of the JSC along with appropriate information at least [***] in advance of each such meeting; provided that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of a meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting. Each Party will submit to the JSC at least [***] prior to any meeting of the JSC all reports and other information required to be submitted by such Party to the JSC at such meeting under this Agreement.
2.3.2.    Meetings. The JSC will hold meetings at such times as it elects to do so, but will meet no less frequently than [***], unless otherwise agreed by the Parties. The JSC may meet in person or by means of teleconference, Internet conference, videoconference, or other similar communication method. [***].
2.3.3.    Meeting Minutes. Within [***] following each meeting of the JSC, the JSC Chairperson will cause to be prepared and will provide to the other Party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the JSC, together with all determinations made and actions taken by the JSC and a summary of the reasons therefor stated by the members at the meeting. Such meeting minutes must be finalized by approval of the members of the JSC within [***] after the meeting. The minutes, including all drafts thereof, will be the Confidential Information of both Parties.

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2.3.4.    Non-Member Attendance. Each Party may from time to time invite a [***] number of participants (which may include legal counsel), in addition to its representatives, to attend a meeting of the JSC in a non-voting capacity, if such participants have expertise that is relevant to the planned agenda for such JSC meeting; provided that if a Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide [***] notice to the other Party reasonably in advance of such meeting and will ensure that such Third Party is bound by obligations of confidentiality and non-use at least as stringent as those set forth in Article 13 (Confidentiality). Notwithstanding anything to the contrary set forth in this Agreement, if the other Party objects in good faith to the participation of such Third Party in such meeting due to a bona fide concern regarding competitively sensitive information that is reasonably likely to be discussed at such meeting, then such Third Party will not be permitted to participate in such meeting (or the portion thereof during which such competitively sensitive information is reasonably likely to be discussed).
2.4.    Decision Making.
2.4.1.    General Process. Unless otherwise agreed in writing between the Parties, the JSC will only have the powers expressly assigned to it in this Article 2 (Joint Steering Committee) and will not have the authority to: (a) modify or amend the terms and conditions of this Agreement; or (b) waive either Party’s compliance with the terms and conditions of this Agreement. All decisions of the JSC will be made by [***], with each Party’s representatives having one vote (i.e., one vote per Party). No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting, and at all such meetings, a quorum will be reached if [***] voting representatives of each Party are present or participating in such meeting.
2.4.2.    Decisions of JSC. The JSC will use good faith efforts, in compliance with this Section 2.4.2. (Decisions of the JSC), to [***] resolve any such matter for which it has authority. If, after the use of good faith efforts, the JSC is unable to resolve any such matter that is within the scope of the JSC’s authority or any other disagreement between the Parties that may be referred to the JSC, in each case, within a period of [***], then a Party may refer such matter for resolution in accordance with Section 18.1.1 (Escalation) to the Chief Executive Officer of Novavax (or an executive officer of Novavax designated by the Chief Executive Officer of Novavax who has the power and authority to resolve such matter) and the Chief Executive Officer of SK (or an executive officer of SK designated by the Chief Executive Officer of SK who has the power and authority to resolve such matter) (collectively, the “Executive Officers”).
2.5.    Resolution of JSC Disputes. If a Party makes an election under Section 2.4.2(Decisions of the JSC) to refer a matter on which the JSC cannot reach a [***] decision for resolution by the Executive Officers, then the JSC will submit in writing the respective positions of the Parties to their respective Executive Officers. The Executive Officers will use good faith efforts to resolve any such matter so referred to them [***], and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.
2.6.    Limitations on Decision-Making. Notwithstanding anything to the contrary set forth in this Agreement, without the other Party’s [***] consent, no decision of the JSC or a Party’s Executive Officers, in each case, may [***].

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Article 3
ANTIGEN PRODUCT TECHNOLOGY TRANSFER AND PROCESS DEVELOPMENT
3.1.    Antigen Product Technology Transfer. As of the Effective Date, the Parties hereby acknowledge they are completing Antigen Product Technology Transfer with respect to Manufacture of Antigen Product [***]. Novavax agrees to provide the additional materials, data, information and/or documentations required for SK’s performance under this Agreement as specified in Exhibit A of this Agreement. To the extent mutually agreed by the Parties, Novavax shall provide additional information, data or material required for SK’s performance under this Agreement. Each of the Parties shall bear their own respective internal costs associated with execution of the Antigen Product Technology Transfer under this Section 3.1.
3.2.    Raw Materials.
3.2.1.    Procurement. Unless specifically stated otherwise in this Agreement or agreed to be provided by Novavax, SK will take responsibility for the procurement of all required raw materials as well as consumables (collectively the “Raw Materials”) other than Novavax Supplied Items and shall cooperate with Novavax on obtaining the most favorable pricing. Novavax acknowledges that there may be circumstances outside of reasonable control of SK that could delay SK’s procurement of Raw Materials and SK is not responsible for such delays.
3.2.2.    Novavax’ Assistance. Novavax shall provide reasonable support for SK’s procurement of Raw Materials. In doing so, SK may reasonably request that Novavax reallocate one or more Raw Materials procured under the Supply Agreement, which Novavax will not unreasonably refuse, provided such reallocation does not materially impact the production of Antigen Product under the Supply Agreement, as reasonably determined by Novavax. [***].
Article 4
SK VACCINE PRODUCT TECHNOLOGY TRANSFER
4.1.    Vaccine Product Technology Transfer. The Parties shall perform the Vaccine Product Technology Transfer, which shall include certain materials, data, information and/or documentations required for SK’s performance under this Agreement as specified in Exhibit A of this Agreement. Notwithstanding the aforementioned, Novavax shall not be obligated to transfer Know-How relating to the Manufacture of the Adjuvant Components. Each of the Parties shall bear their own respective internal costs associated with execution of the Vaccine Product Technology Transfer under this Section 4.1.
4.2.    [***]. [***]. [***]. [***].
4.3.    [***]. [***]. [***]. [***].
4.4.    Development Support. Novavax will provide information, data and assistance (to the extent it has resources to do so and reasonably requested by SK) relating to adjuvanted formulation Development including any data pertaining to the Adjuvant, instructions for the formulation process, information about any necessary equipment required for such formulation. SK shall have access to reasonable quantities of excess Antigen Product

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Manufactured under the Supply Agreement that will not be used by Novavax for its commercial supply or any other purpose, for purposes of formulation Development by SK under this Agreement. Novavax shall provide SK with [***], and any regulatory activities relating thereof, promptly after Effective Date, as specified in the Exhibit A.
Article 5
COMMERCIAL MANUFACTURE AND SUPPLY OF ANTIGEN PRODUCT
5.1.    [***] Antigen Supply. The Parties anticipate that approximately [***] Batches of Antigen Product will be Manufactured at SK Facility in [***] on condition that there will be no constraint on Manufacturing the Antigen Product beyond SK’s reasonable control, including any constraint in procuring Raw Materials or unexpected issues in Manufacturing of the Vaccine Product or maintaining Regulatory Approval of the SK Vaccine Product. Subject to Section 5.3 (Allocation of Antigen Product), the allocation of such Antigen Product produced in [***] for use as Collaboration Antigen Product after SK’s fulfillment of its obligation to supply the Committed Doses to the Korean Government under the Korean APA shall be mutually agreed in good faith by the Parties, as set forth in an SOW, within [***] after the Regulatory Approval of the SK Vaccine Product in SK Territory is granted (expected in [***]). Upon execution of SOW, SK will (itself or through one or more Subcontractors) Manufacture and supply Collaboration Antigen Product as mutually agreed by the Parties for Commercialization in the Novavax Territory by Novavax.
5.2.    Supply Beyond [***]. By [***], the Parties (i) shall make a mutual decision on whether to extend use of SK Facility for Manufacture of Antigen Product beyond [***] and (ii) if so extended, discuss and negotiate in good faith the Manufacture and supply of Collaboration Antigen Product beyond [***]. Any such agreement shall be memorialized in a separate SOW.
5.3.    Allocation of Antigen Product. For the avoidance of doubt, the Committed Doses of SK Antigen Product to be supplied to the Korean Government shall be prioritized among any other allocation of any supply of Antigen Product and all remaining allocation shall be made available for use as Collaboration Antigen Product.
Article 6
GENERAL TERMS AND CONDITIONS FOR SUPPLY OF TRANSACTION PRODUCT
6.1.    General. The terms and condition as set forth in this Article 6 shall apply to the supply of (i) the Novavax Vaccine Product or Adjuvant by Novavax to SK and (ii) the Collaboration Antigen Product by SK to Novavax. For the purposes of this Article 6, “Supplier” and “Purchaser” shall refer to either Novavax or SK as the context dictates.
6.2.    Specifications. Specifications for any and all Transaction Product will be specified in SOWs or the applicable Quality Agreement. The Parties may update the Specifications from time to time by written agreement; provided, however, that Supplier may make changes to the Specifications for Release of the applicable Transaction Product upon written notice to and approval from Purchaser and otherwise in accordance with the applicable Quality Agreement. The reasonable costs for changes requested by a Party shall be borne by the Party making such request.
6.3.    Product Packing. The applicable Transaction Product supplied by Supplier will include all packaging and labeling in accordance with the Product Requirements.

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6.4.    Release of Batch. If a Batch meets the applicable Product Requirements for a Transaction Product, then it will be released by Supplier to Purchaser when (a) the Manufacture of such Batch is complete, (b) documentation which supports the Manufacture of such Batch in compliance with GMP has been prepared, reviewed, and approved by Supplier’s quality assurance department, (c) all testing of such Batch is completed, reviewed, and approved by Supplier’s quality assurance department, (d) the Certificate of Analysis and Certificate of Conformance are issued in executed form, (e) all deviations have been reviewed and adequately addressed by Supplier’s quality assurance department, and (f) all other requirements under the applicable Quality Agreement with respect to release of such Batch have been met (“Release”). Supplier will keep Purchaser updated as to the proposed schedule and time for Release of each Batch. Supplier will [***] notify Purchaser if Supplier is aware that it will be unable to meet any deadline for Release of a Batch. Following any such Release of Batch by the Supplier, Purchaser is responsible for final release of Batch for further Manufacturing, if applicable, as specified in the applicable Quality Agreement.
6.5.    Quality Control and Quality Assurance.    Supplier’s quality assurance group will be responsible for performing the applicable quality control and quality assurance testing for each Transaction Product, as specified in the applicable Quality Agreement. Supplier will be responsible for all Batch review and Release to Purchaser. Supplier will perform all Batch review and Release responsibilities in accordance with Supplier’s standard operating procedures, the applicable Specifications, the Quality Agreement, GMP, and Applicable Law. Upon the completion of the Manufacture of a Batch, Supplier will provide Purchaser with a Certificate of Analysis and Certificate of Conformance for the Batch for commercial purposes establishing that such Batch satisfies all applicable quality and Release characteristics, including the applicable Product Requirements for such Transaction Product in such form
6.6.    Stability Testing. Supplier will ensure stability testing is conducted in accordance with the applicable Quality Agreement, on Transaction Products supplied under this Agreement in accordance with the protocols set forth in the applicable Specifications for each such Transaction Product. Supplier will not make any changes to any such testing protocols without prior written approval from Purchaser. If a confirmed stability test failure occurs, then Supplier will notify Purchaser within agreed timelines as specified in the applicable Quality Agreement, after which Supplier and Purchaser will jointly determine the procedures and methods to be undertaken to investigate the cause of the failure.
6.7.    Non-Conforming Batches. Purchaser will have the right to inspect and determine whether each Batch conforms to the applicable Product Requirements. During the [***] period after delivery of each Batch or after Release of Batch, whichever occurs later, Purchaser may reject any Batch that does not conform to the applicable Product Requirements by providing written notice thereof to Supplier; provided, however, that with respect to any Batch that includes a Latent Defect, such [***] period shall not commence until Purchaser discovers or otherwise becomes aware of such Latent Defect but provided, further, that such notice must be given before the expiration of the initial shelf-life of the any such Batch prior to any re-testing period. Any claim by Purchaser that the Batch does not meet the applicable Product Requirements must be made in writing to Supplier within such applicable [***] (the “Non-Conformance Claim”). Upon Purchaser’s timely notification to Supplier of Purchaser’s rejection of a Batch, [***] shall reasonably cooperate with each other to [***]

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investigate, confirm and analyze whether or not the rejected Batch meets the applicable Product Requirements and the root cause of non-conforming Batch in accordance with the applicable Quality Agreement within [***] of Supplier’s receipt of the Non-Conformance Claim (the “Investigation Period”). Upon Supplier’s written request, if applicable, Purchaser shall deliver to Supplier samples of the rejected Batch for Supplier’s evaluation. If, subject to Section 6.8 (Non-Conformance Disputes), the Parties agree that the rejected Batch is in non-conformance and [***] (“Supplier Responsibility”), [***] will be entitled to [***] with respect to such Batch.
6.8.    Non-Conformance Disputes. In the event of a disagreement between the Parties concerning whether or not a Batch meets the applicable Product Requirements and/or the non-conformance is a Supplier Responsibility subject to Section 6.7 (Non-Conforming Batches), Purchaser and Supplier will appoint [***] to undertake investigation and analysis of the Batch to determine whether or not it meets the applicable Product Requirements and which Party is responsible for the non-conformance. [***] will be selected by a mutual agreement of Purchaser and Supplier; provided if the Parties are unable to agree on a [***] within [***] of the end of the Investigation Period, either Party may bypass Section 18.1.1 (Escalation) and commence arbitration proceedings under Section 18.1.2 (Arbitration) any such non-conformance dispute. Each Party will promptly and in good faith cooperate with and provide all information, documentation, and materials in its power or possession relevant to the disagreement to [***]. The findings of the [***] will be binding and provided in writing. If the [***] determines that the Batch does not meet the applicable Product Requirements and such non-conformance is a Supplier Responsibility, [***] will be entitled to [***] with respect to such Batch and [***] shall bear the costs associated with the engagement of [***].
6.9.    Remedies for Non-Conforming or Short Orders.
6.9.1.    Remedy for Supplier Responsibility. If any delivery of Transaction Product to Purchaser of (a) a Batch of is timely rejected by Purchaser or discovered to contain a Latent Defect, and such Batch does not meet the applicable Product Requirements and such non-conformance is a Supplier Responsibility, as determined in accordance with Section 6.7 (Non-Conforming Batch) and/or Section 6.8 (Non-Conformance Disputes) or (b) any quantity of Transaction Product is short against the quantity specified in a purchase order and such shortfall did not directly result from a Force Majeure, Supplier shall, [***], replace the short or non-conforming Transaction Product that conforms to the Product Requirement, [***], by a date mutually agreed by the Parties (“New Delivery Date”). If Supplier is not able to Manufacture and deliver such replacement the Transaction Product by the New Delivery Date or if the Parties are not able to agree to a New Delivery Date within [***] from the initiation of such discussion for the New Delivery Date, [***]. If Purchaser did not already pay the non-conforming Transaction Product resulting from a Supplier Responsibility or shortfall, [***].
Supplier will instruct Purchaser to destroy or return any non-conforming Transaction Product at [***] and request Purchaser to provide with a destruction certificate. The costs and expenses related thereof will be borne by [***]
Purchaser agrees and acknowledges that the foregoing is its sole remedy with respect to any non-conforming Batch that is a Supplier Responsibility under a particular SOW, if

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applicable, or applicable purchase order and which are Manufactured before Supplier’s receipt of the applicable Non-Conformance Claim pursuant to Section 6.7 (Non-Conforming Batches), and hereby waives all other remedies at law or in equity with respect to such non-conforming Batch. The Parties acknowledge and agree that upon Supplier’s receipt of the applicable Non-Conformance Claim the production of the applicable Transaction Product may be suspended through a good faith discussion between the Parties for the purpose of investigating the root cause of such non-conforming Batch herein before the production of the Transaction Product is resumed.
6.10.    Recalls. Each Party will keep the other Party [***] and fully informed of (a) any notification or other information, whether received directly or indirectly, that might result in a Recall, or (b) any quality or risk issues related to the applicable Transaction Product. Purchaser will have sole discretion, in consultation with Supplier only in case of a Recall due to a Supplier Responsibility or failure of Supplier to Manufacture the applicable Transaction Product in accordance with cGMP, Specifications or other Applicable Laws, over whether and under what circumstances to require a Recall in the Purchaser’s Territory. [***] will be responsible for all costs and expenses associated with all other Recalls. If a Recall is solely due to [***], [***] will be responsible for all costs and expenses associated with such Recall. Each Party will cooperate as requested by the Party responsible for recall. In the event of a disagreement between the Parties concerning whether or not a Recall is a Supplier Responsibility, the procedures as set forth in Section 6.8 (Non-Conformance Disputes) shall apply.
Article 7
FORECASTS, PURCHASE ORDERS, DELIVERY OF COLLABORATION ANTIGEN PRODUCT
7.1.    General. Unless otherwise specified in this Agreement, this Article 7 governs the procedures and the Parties’ rights and obligations with respect to forecasts, purchase orders and delivery for Collaboration Antigen Product to applicable Product Requirements. The Parties agree that SK will sell and Novavax will buy [***] of Collaboration Antigen Product Manufactured in the SK Facility [***] and allocated to Novavax in accordance with Article 5 (Commercial Manufacture and Supply of Antigen Product).
7.2.    Forecast Beyond [***]. As soon as [***] and subject to Article 5, the JSC will discuss and approve a mutually developed initial non-binding forecast of Novavax’ anticipated demand for Collaboration Antigen Product for commercial sale in the Novavax Territory in [***], which will be non-binding and for planning purpose only (the “Initial Forecast”). The JSC will update the Initial Forecast on a [***] rolling basis no less than [***] before the beginning of each Calendar Quarter (an “Updated Forecast”). Beginning in the Updated Forecast containing the quantity of Collaboration Antigen Product to be supplied under the first purchase order issued in accordance with Section 7.3 (Purchase Orders), the quantity of Collaboration Antigen Product forecasted for the [***] of such and each subsequent Updated Forecast shall be binding on Novavax and SK (each a “Binding Forecast.”). Notwithstanding the foregoing, the Parties shall [***] upon completion of process validation or process performance qualification of the Collaboration Antigen Product and pursuant to the relating to SOW(s).
7.3.    Purchase Orders. For the Collaboration Antigen Product Manufactured in [***], Novavax shall issue a firm written purchase order [***] after the execution of the applicable SOW(s).

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For Collaboration Antigen Product Manufactured beyond [***], and based on the Updated Forecast and Binding Forecast, Novavax will issue purchase orders for SK to Manufacture and deliver specified quantities of Collaboration Antigen Products for commercial sale at least [***] prior to the applicable delivery date for such Collaboration Antigen Products. Each purchase order will specify the quantity of Collaboration Antigen Product being ordered (which will be in whole Batches), the requested delivery date, Novavax’ purchase order number, and any other information necessary to ensure the timely Manufacture and delivery of such Antigen Product.
7.3.1.    Acceptance of Purchase Orders. SK will review each purchase order no later than [***] after SK’s receipt of each such purchase order, SK will confirm such purchase order and notify Novavax in writing of the actual delivery date for delivery of Collaboration Antigen Product ordered (which date may not be more than [***] later than the requested delivery date set forth in such purchase order, unless otherwise agreed by the Parties in writing); provided that [***]. If SK fails to provide such notice to Novavax within the applicable [***] period, then such purchase order will automatically be accepted for delivery upon the delivery date specified in such purchase order. The supply of any quantity of commercial Collaboration Antigen Product in a purchase order in excess of the quantity forecasted in the applicable Binding Forecast shall always be subject to SK’s express acceptance and confirmation. If Novavax desires to purchase such additional quantity of Collaboration Antigen Product and SK agrees to supply such additional quantity, the Parties shall [***] for the supply of such additional quantity.
7.3.2.    Modification of Purchase Orders and Binding Forecast. Novavax may [***] the quantity of Collaboration Antigen Product set forth in an accepted purchase order or Binding Forecast by written notice to SK; provided that [***] will, subject to the other terms and conditions in this Section 7.3.2, (a) [***]; provided, further that SK will use Commercially Reasonable Efforts to mitigate [***], including [***]. The remedy in this Section 7.3.2 shall be sole and exclusive. Notwithstanding the foregoing, [***]. [***].
7.4.    Unused Raw Material. Upon termination of this Agreement or any relevant SOW, or cancellation of any Batch of Collaboration Antigen Product resulting from modification of the applicable purchase order or Binding Forecast, all unused Raw Materials, acquired for the purpose of this Agreement or any applicable SOW that cannot be repurposed by SK first for use under the Supply Agreement and then its other Manufacturing activities, [***] will either be (a) held by SK for future use for the production of the Collaboration Antigen Product, (b) delivered to Novavax, or (c) disposed of by SK. If any such Raw Materials are repurposed by SK for purposes other than the performance of this Agreement or Supply Agreement, [***].
7.5.    Delivery. Subject to Section 5.3 (Allocation of Antigen Product), SK will Manufacture and deliver the Collaboration Antigen Product specified in an accepted purchase order for delivery on the applicable delivery date set forth in such purchase order. Collaboration Antigen Products will be delivered by air [***] under the relevant SOW (i.e., [***]) in accordance with any delivery instructions provided by Novavax and agreed to by SK. Title and risk of loss or damage to Collaboration Antigen Products shall pass to Novavax when [***].

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7.5.1.    Delivery Responsibilities. SK will [***] notify Novavax when an order of Collaboration Antigen Product is ready to be shipped. SK will be responsible for appropriate packaging (including satisfying all Product Requirements in each country in the Novavax Territory for Collaboration Antigen Products supplied in such country), labelling, and issuance of carrier’s declaration for all Collaboration Antigen Products shipped under this Agreement. SK and Novavax will ensure that each of their respective employees involved in activities related to shipments of Collaboration Antigen Product have received adequate training to properly handle such Collaboration Antigen Product. Unless otherwise agreed in writing by the Parties, SK will not be responsible for [***].
7.6.    Storage. Collaboration Antigen Product will be stored [***] for up to [***] from date of Manufacturing. However, in case any Collaboration Antigen Product has not completed the quality assurance Release within [***] from date of Manufacturing, Collaboration Antigen Product will be stored [***] to Novavax until a formal disposition (quality assurance Release or rejection). Novavax may request from time to time to store Collaboration Antigen Product beyond the time specified [***] (on a per [***] basis) as specified in the applicable SOW.
7.7.    Shelf-life. At delivery, unless otherwise provided in the applicable SOW, the Collaboration Antigen Product shall have a remaining shelf life under appropriate storage conditions not shorter than [***] of its shelf life at the date of its Manufacture. The Parties shall share each other any stability data of the Collaboration Antigen Product promptly upon its availability.
Article 8
FORECASTS, PURCHASE ORDERS, DELIVERY OF ADJUVANT FOR SK VACCINE PRODUCT
8.1.    Forecast. Within [***] of the Effective Date, SK will provide Novavax with a [***] forecast of SK’s anticipated demand for the Adjuvant Components for Manufacture of the SK Vaccine Product in the SK Territory (the “Initial Adjuvant Forecast”) for Novavax’ review and acceptance at its discretion. The Parties agree that the minimum quantity of Adjuvant Components set forth in the Initial Adjuvant Forecast shall be a quantity sufficient to Manufacture [***] doses of Adjuvant and Novavax will accept to supply such quantity of Adjuvant Components (the “Minimum Order”). SK will update such Initial Adjuvant Forecast on a [***] rolling basis [***] each [***] (the “Updated Adjuvant Forecast”) for Novavax’ review and acceptance at its discretion. Upon Novavax’ acceptance, the forecast for the first [***] of the Initial Adjuvant Forecast and any and all Updated Adjuvant Forecast(s) will be binding upon both Parties and not subject to change (a “Firm Order”). Notwithstanding the foregoing, upon request by SK, the Parties will discuss in good faith to modify any Initial Adjuvant Forecast, Updated Adjuvant Forecast and Firm Order, except for the purchase orders subject to Section 8.3, within [***] of the close of [***] only to the extent that aggregated quantity of Adjuvant Component in each [***] set forth in the Firm Order shall remain the same.
8.2.    Initial Adjuvant Forecast. For clarity, the Parties agree that the Initial Adjuvant Forecast shall include and require that the quantity of Adjuvant Components sufficient to Manufacture the first [***] doses of the Minimum Order shall be delivered respectively, [***] doses by the end of [***] and [***] by the end of [***]. The quantity of Adjuvant Components sufficient to Manufacture the remaining [***] doses of the Minimum Order shall be delivered

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in accordance with Initial Adjuvant Forecast and any and all applicable Updated Adjuvant Forecast.
8.3.    Purchase Order. SK will issue purchase orders for each Firm Order at least [***] prior to the applicable delivery date of each Firm Order; provided, however, that the first Firm Order shall be issued within [***] of the Effective Date and such [***] requirement shall not be applicable. Each purchase order will specify the quantity of Adjuvant Components being ordered ([***]), the requested delivery date, SK’s purchase order number, and any other information necessary to ensure the timely Manufacture and delivery of such Adjuvant Components. [***]. [***].
8.4.    Cancellation. In case that SK desires to cancel or reduce, in a part or whole, any ordered quantity of Adjuvant Components after issuing the Firm Order or purchase order, the Parties shall [***]. If any such quantity of Adjuvant Components [***], and (i) if Novavax has received payment from SK for such Adjuvant Components, [***], or (ii) if Novavax has not received payment from SK for such Adjuvant Components, [***]. Notwithstanding the foregoing, [***].
8.5.    Delivery. Adjuvant Components will be delivered by air [***] Incheon international airport in accordance with any reasonable delivery instructions provided by SK and agreed to by Novavax. Title and risk of loss or damage to Adjuvant Components shall pass to SK when [***].
8.6.    Shelf-life. Upon delivery, the Adjuvant Components shall have a remaining shelf life under appropriate storage conditions not shorter than [***] or [***] of any longer shelf life as supported by stability data as of the date of its Manufacture, whichever is longer. The Parties acknowledge that the shelf-life of the Adjuvant Components secured as of the Effective Date is [***] of the date of Manufacture and stability testing of the Adjuvant Components is continuing. Novavax shall share any updated stability data of the Adjuvant Components promptly upon its availability.
Article 9
PURCHASE ORDERS, DELIVERY OF NOVAVAX VACCINE PRODUCT
9.1.    Supply of Novavax Vaccine Product. Novavax shall use Commercially Reasonable Efforts to commence delivery in [***] and with completion in [***] of [***] doses of Vaccine Product Manufactured by or on behalf of Novavax (“Novavax Vaccine Product”) in [***] vials at a price of [***] per dose, provided that such Vaccine Product has received Regulatory Approval from the relevant Regulatory Authority.
9.2.    Purchase Order. Within [***] of the Effective Date, SK shall issue a purchase order for the entire [***] doses of Novavax Vaccine Product to be purchased hereunder. Such purchase order will contain SK’s purchase order number, and any other information necessary to ensure the timely delivery of the Novavax Vaccine Product.
9.3.    Delivery. Novavax Vaccine Products will be delivered by air [***] Incheon international airport in accordance with any delivery instructions provided by SK and agreed to by Novavax. Title and risk of loss or damage to Novavax Vaccine Products shall pass to SK when [***].

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9.4.    Shelf-life. The Novavax Vaccine Product shall have a remaining shelf life under appropriate storage conditions not shorter than [***] on the applicable delivery date. The Parties acknowledge that the stability testing of the Novavax Vaccine Product is continuing. Novavax shall share any updated stability data of the Novavax Vaccine Product [***] upon securing such data. The Novavax Vaccine Product shall be shipped [***] following the date of its Manufacture, Release and all other post-Manufacturing activities.
Article 10
REGULATORY MATTERS
10.1.    Regulatory Approvals.
10.1.1.    SK will be solely responsible for obtaining and maintaining any permits or other Regulatory Approvals to the extent required under Applicable Law to Manufacture SK Antigen Product in the SK Facility. Notwithstanding the foregoing, the Parties acknowledge that [***], provided that [***].
10.1.2.    Novavax shall be responsible for conducting clinical trials and obtaining and maintaining all Regulatory Approvals required to market Vaccine Product in the Novavax Territory, unless otherwise agreed between the Parties. At Novavax’ reasonable request, SK will support Novavax as may be reasonably necessary to obtain such Regulatory Approval including participation in any scheduled meeting with a Regulatory Authority regarding any Regulatory Approval of the Vaccine Product in Novavax Territory. All documents provided by SK to support Novavax pursuant to this Section 10.1.2 shall be available in English, and if translation into English is required, any such translations shall be certified to be accurate and complete by SK’s quality assurance department. If Novavax requires such documentation to be translated into a non-English language, then SK will translate such documents as a service at [***] cost pursuant to a mutually agreed SOW; provided that if SK uses a Third Party translation service to translate such documents, then SK’s choice of such translator will be subject to Novavax’ approval.
10.1.3.     For the greater clarity, the Parties will cooperate to file and obtain Regulatory Approvals in SK Territory necessary for the Development, Manufacture and/or Commercialization of the Vaccine Product [***]. SK will be responsible with respect to all regulatory activities for the SK Vaccine Product in the SK Territory, as applicable, including performing nonclinical or clinical development to the extent required by relevant Regulatory Authority including MFDS for the purpose of obtaining relevant licenses (including any post Emergency Use Listing or any other Regulatory Approval clinical requirements), and maintaining, in its name or the name of its designee or Affiliates, all Regulatory Approvals required to Manufacture and Commercialize the Vaccine Product in SK Territory, and any correspondence or meetings with the relevant Governmental Authority regarding any of the foregoing,. At SK’s reasonable request, Novavax will support SK as may be reasonably necessary, and to the extent Novavax has resources to do so, to obtain such Regulatory Approval including participation in any scheduled meeting with a Regulatory Authority regarding any Regulatory Approval of the SK Vaccine Product in SK Territory.
10.2.    Records by SK. SK will keep records of the (i) Manufacture, testing, and shipping of each Collaboration Antigen Product and retain samples of all Collaboration Antigen Product as are necessary to comply with Applicable Law or any other requirements of any Regulatory Authority in any country in the Territory applicable to SK under the applicable SOW, as well

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as to reasonably assist with resolving complaints and other similar investigations related to any Antigen Product, and (ii) any other records or documentation that are reasonably requested by Novavax related to the Manufacture of the Antigen Product. Copies of such records and samples will be retained in accordance with the applicable Quality Agreement and will be made available to Novavax upon written request to SK.
10.3.    Inspection. Inspections of the facilities engaged in the activities under this Agreement will be conducted as specified in the Quality Agreement. Additionally, and unless as otherwise provided in the applicable Quality Agreement, a Party, which is supplying a Transaction Product in whole or part (“Inspectee”) will permit representatives of the other Party, to visit and audit Inspectee’s applicable facilities, discuss and observe the Manufacturing of the applicable Transaction Product with appropriate representatives of Inspectee and to inspect and audit records relevant to the Manufacturing of such Transaction Product. Unless provided otherwise in the Quality Agreement, such visit or audit will be limited to a maximum of [***], and Inspector will notify Inspectee thereof in writing at least [***] in advance. Notwithstanding any provision to the contrary set forth in this Agreement, there will be no limit on the number of “for cause” audits that Inspector may conduct of any facility of Inspectee, and Inspector will use reasonable efforts to notify Inspectee in writing of any “for cause” audit at least [***] in advance. An audit “for cause” will be defined as an audit of any Inspectee’s applicable facility or records requested and conducted by or on behalf of Inspector due to the existence of an operational issue in the Manufacture of any component of the product that Inspector reasonably believes in good faith may result in a GMP or other regulatory deficiency or failure of Inspectee to meet its obligations under this Agreement (such as failure of an Transaction Product to meet the Product Requirements). In the event any terms set forth in this Section 10.3 conflict with terms of the Quality Agreement, the terms of the Quality Agreement shall control.
10.4.    Notification of Regulatory Inspections. If any Governmental Authority provides the Inspectee notice of its intent to conduct an inspection, audit, or investigation, or to take any other type of regulatory action with respect to any facility of Inspectee that reasonably would have an impact on the Manufacture of the Transaction Product or any components thereof, then Inspectee will give the other Party prompt notice after receipt of such notice. Unless as otherwise provided in the applicable Quality Agreement, the other Party will have the right to be present during any such inspection, audit, or investigation, and the Inspectee that received the notice from the Governmental Authority will provide to the other Party all information and findings pertaining thereto no later than [***] after receipt.
10.5.    Reports. SK will supply on an [***] basis all necessary data in its control relating to the Collaboration Antigen Products, including Release test results, complaint test results, and all investigations (in Manufacturing, testing, and storage), that Novavax requires in order to complete any filing with any Regulatory Authority.
10.6.    Adverse Event Reporting. Each Party (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Vaccine Product in its Territory (whether or not Regulatory Approval has been achieved), in each case in accordance with Applicable Laws and this Agreement (and each Party shall ensure that, in the Development and Commercialization of the Vaccine Product, it or its designee will record, investigate, summarize, notify, report and review all adverse events in accordance with Applicable Laws). The Parties will cooperate with

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regards to the monitoring, exchange, and reporting of safety information involving the Vaccine Product in accordance with Applicable Laws on pharmacovigilance and clinical safety. The Parties will negotiate in good faith and entered into a pharmacovigilance agreement (“PVA”) within [***] of the Effective Date as is necessary to ensure that all regulatory requirements are met in order to formalize their respective safety data exchange and pharmacovigilance responsibilities for the Vaccine Product (for clinical or commercial use), including serious adverse events and emerging safety issues, to enable each Party to comply with all of its legal and regulatory obligations in respect of the Vaccine Product. In the event of any conflict between any of the provisions of the PVA and this Agreement in matters of business, financial or legal nature, the terms of this Agreement shall prevail. For matters of pharmacovigilance, the terms of the PVA shall prevail.
Article 11
PAYMENTS
11.1.    Price, Royalty and Payments.
11.1.1.     Payment and Invoice
(a)    Collaboration Antigen Product. SK will issue to Novavax a written invoice upon delivery of the Collaboration Antigen Product set forth in the applicable purchase order, and Novavax will pay SK all undisputed amounts within [***] of receipt of each such invoice. The financial and other terms and conditions of the supply of Collaboration Antigen Product, including the [***] and set forth in an SOW.
(b)    SK Antigen Product Royalty. Subject to Section 11.1.2 (Pricing of SK Products), SK shall pay Novavax a royalty of (i) [***] on Net Sales of SK Antigen Product if total sales of SK Antigen Product to the Korean Government equals or exceeds [***] or (ii) [***] on Net Sales of SK Antigen Product if total sales of SK Antigen Product to the Korean Government is less than [***]. SK will issue a written invoice to the Korean Government (which will be denominated [***]) and [***] provide a copy to Novavax, on a [***] basis for the accumulated SK Antigen Product batches released with issuance of CoAs during the given [***]. Upon [***], SK will [***], make payment to Novavax for the corresponding sales royalty.
(c)    SK Vaccine Product Royalty. Subject to Section 11.1.2 (Pricing of SK Products), SK shall pay a Novavax of (i) [***] on Net Sales of SK Vaccine Product if total sales of SK Vaccine Product to the Korean Government equals or exceeds [***] or (ii) [***] on Net Sales of SK Vaccine Product if total sales of SK Vaccine Product to the Korean Government is less than [***]. SK will issue a written invoice to the Korean Government (which will be denominated [***]) and [***] provide a copy to Novavax, upon [***]. Upon [***], SK will [***] make payment to Novavax for the corresponding sales royalty.
(d)    Advance Payment For SK Products. If SK receives an advance payment from the Korean Government for the sales of SK Antigen Product or SK Vaccine Product in the SK Territory, SK shall pay Novavax [***] of such advance payment.

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Upon [***], SK will [***] pay to Novavax [***]. Within [***], SK will pay Novavax for [***].
(e)    Adjuvant. SK shall pay [***] for the quantity of Adjuvant Components required to Manufacture each dose of Adjuvant delivered by Novavax in [***] and [***] for the quantity of Adjuvant Components required to Manufacture each dose of Adjuvant delivered by Novavax in [***]. Novavax shall issue a written invoice upon delivery of the Adjuvant Components. SK will pay Novavax all undisputed amounts within [***] of receipt of each such invoice.
(f)    Novavax Vaccine Product. For each dose of Novavax Vaccine Product, SK shall pay Novavax [***]. Novavax shall issue a written invoice upon delivery of the Novavax Vaccine Product. SK will pay Novavax all undisputed amounts within [***] of receipt of each such invoice.
11.1.2.     Pricing of SK Products. [***]. As of the effective date of the Korean APA, such supply price per does shall be [***] and comprise of the following components:
(a)    SK Antigen Product: [***] per dose
(b)    Formulation, fill and finish of SK Antigen Product into SK Vaccine Product: [***] per dose
The total price per dose of SK Vaccine Product shall be [***] per dose.
11.2.    Form of Payments. All payments to be made between the Parties under this Agreement shall be made in Dollars and shall be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party. Notwithstanding the fact that the invoices issued in accordance with Section 11.1.1(b) (SK Antigen Product Royalty) and Section 11.1.1(c) (SK Vaccine Product Royalty) to the Korean Government will be denominated in [***], all prices set forth in this Agreement shall be in [***]. [***].
Interest. If a Party fails to pay any amount due under this Agreement within the time set out in Section 11.1.1 (Payment and Invoice), the other Party shall be entitled to charge interest at a rate of [***] percent ([***]%) [***] on the outstanding and undisputed balance. Such interest shall accrue on a [***] basis from the due date until the date of actual payment of the overdue amount and be payable on demand. Interest shall not accrue on payments that are contested in good faith and relevant Party shall, at is sole discretion and without prejudice to any other of its accrued rights, be entitled to suspend the delivery of corresponding Transaction Product until all overdue amounts have been paid in full including interests for late payments.
11.3.    Taxes
11.3.1.     Responsibility. Except as expressly set forth in Section 11.3.2 (Withholding Taxes) and stated below, each Party will pay any and all taxes levied on account of all payments received by such Party from the other Party or any Third Party as a result of this Agreement, including all taxes imposed by Applicable Law.
11.3.2.     Withholding Taxes. Each Party will provide such information and documentation to the other Party as are reasonably requested by such other Party to determine if any

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withholding taxes apply to any payments to be made under this Agreement. If any taxes are required to be withheld with respect to any such payments to be made under this Agreement, the withholding Party will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, (c) send evidence of the obligation together with proof of tax payment to the other Party on a reasonable and timely basis following such tax payment, and (d) if applicable, reasonably assist the other Party in its efforts to obtain a reduced withholding tax rate or refund for such tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty that is in effect. The Parties will discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Law.
11.3.3.     Cooperation. The Parties will cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax, and other similar taxes) in connection with payments to be made under this Agreement.
11.4.    Financial Audits.
11.4.1.     Record Retention; Audits. SK will maintain (and will cause its Affiliates to maintain) complete and accurate records of (i) in the case of Collaboration Antigen Product, SK’s and its Affiliates’ costs of Raw Materials used to Manufacture such product if Novavax is required to pay for the cost of such Raw Materials pursuant to an applicable SOW and (ii) sales of SK Antigen Products and SK Vaccine Products (the “Records”), in reasonable detail to permit Novavax to confirm the accuracy of such sales for the preceding [***]. SK will permit (and will cause its Affiliates to permit) Novavax’ representatives (including an independent certified public accounting firm) to inspect and audit the Records. Such inspection or audit will be limited to a maximum of [***], and Novavax will notify SK thereof in writing at least [***] in advance.
11.4.2.     Audit Report. Upon completion of any audit or inspection pursuant to Section 11.4.1 (Record Retention; Audits) Novavax or its independent certified public accounting firm, as applicable, will provide SK a written report disclosing any discrepancies between the Records and any payments to SK under this Agreement.
11.4.3.     Audit Disputes. Either Party may refer any disputes with respect to the findings of the report set forth in Section 11.4.2 (Audit Report) for resolution pursuant to the dispute resolution procedures set forth in Section 18.1 (Dispute Resolution). If such report determines that either Party has underpaid any amounts payable to the other Party hereunder, then the paying Party will pay the other Party any such undisputed discrepancy no later than [***] after delivery of such report. If such report determines that either Party has overpaid any amounts payable to the other Party hereunder, then such other Party will refund any such undisputed discrepancy no later than [***] after delivery of such report. The fees charged by any such accounting firm will be paid by [***]; provided, however, that if any audit or inspection discloses a net overpayment of payments by or underpayments to Novavax of more than [***] percent of the total amounts owed or paid by or to Novavax [***] covered by the audit, then [***] will pay the reasonable fees and expenses charged by such accounting firm.

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Article 12
INTELLECTUAL PROPERTY
12.1.    Background Intellectual Property. This Agreement does not affect the ownership of a Party’s Background Intellectual Property which remains the property of such Party (or its licensors).
12.2.    Improvements.
12.2.1.     SK Improvements. SK shall solely own (a) General Process Improvements and (b) Improvements of SK’s Background Intellectual Property (“SK Improvements”). Novavax hereby assigns (and shall cause its Representatives to execute and deliver binding, written agreements pursuant to which such Representatives assign and agree to assign) to SK any and all of Novavax’ right, title and interest in and to any such SK Improvements.
12.2.2.     Novavax Improvements. Subject to Sections 12.2.1(SK Improvements) and 12.2.3 (PFS Intellectual Property), Novavax shall solely own all other Improvements other than SK Improvements (“Novavax Improvements”). SK hereby assigns (and shall cause its Representatives to execute and deliver binding, written agreements pursuant to which such Representatives assign and agree to assign) to Novavax any and all of SK’s right, title and interest in and to any such Novavax Improvements.
12.2.3.    [***]. [***]. [***].
12.3.    Rights in Intellectual Property. The Party owning any Improvements shall have the worldwide right to control the drafting, filing, prosecution and maintenance of patents covering such Improvements, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Section 12.3 shall be borne by [***]. Each Party shall (and shall cause its Representatives to) take any actions, including but not limited to providing good faith testimony by affidavit, declaration or in person or the execution and delivery of documents, in each case, reasonably requested by the other Party and such other Party’s reasonable expense, to effect the purposes of the foregoing. The Parties shall jointly agree upon any decisions relating to the preparation, filing, prosecution and maintenance of any Improvements jointly owned by Novavax and SK pursuant to the terms of [***].
12.4.    License Grants.
12.4.1.     Novavax as Licensor. Novavax hereby grants to SK an exclusive, nontransferable (except in conjunction with a permitted assignment under Section 18.2 (Assignment), paid-up, royalty-bearing license to SK and its Affiliates to use Novavax’ Background Intellectual Property (including the items listed in Exhibit A and B) and Novavax Improvements, only to the extent necessary to distribute, offer for sale, sell, import, export, make, have made, Commercialize and otherwise Exploit the Vaccine Product in the SK Territory and to supply the Collaboration Antigen Product to Novavax, provided however such license does not include the right to, and SK shall not, make, have made, Manufacture or reverse engineer the Adjuvant or Adjuvant Components. In order to perform its obligations and exercise its rights under this Agreement, SK may grant a sublicense to a Third Party in the SK Territory under Novavax’ Background Intellectual Property and Novavax Improvements with prior written consent of Novavax, which consent shall not be unreasonably withheld.

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12.4.2.     SK as Licensor. SK hereby grants to Novavax a perpetual, non-exclusive, transferable (in conjunction with a permitted assignment under Section 18.2 (Assignment), paid-up, royalty free, sublicensable (through multiple tiers), license to Novavax and its Affiliates to use SK’s Background Intellectual Property and SK Improvements only to the extent necessary to distribute, offer for sale, sell, import, export, make, have made, Commercialize and otherwise Exploit the SK Vaccine Product in the Novavax Territory.
12.4.3.     No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel, or otherwise. All rights not expressly granted under this Agreement are retained by the applicable Party.
Article 13
CONFIDENTIALITY
13.1.    Definition. “Confidential Information” means the terms and provisions of this Agreement and other Know-How, inventions, materials, and other proprietary information and data of a financial, commercial, or technical nature that a Party (the “Disclosing Party”) or any of its Affiliates has supplied or otherwise made available to the other Party (the “Receiving Party”) or its Affiliates, which are disclosed in writing or orally and whether or not specifically marked or designated by the Disclosing Party as confidential. For clarity, Novavax’ Confidential Information includes Novavax Supplied Items.
13.2.    Obligations. The Receiving Party will (a) protect all Confidential Information of the Disclosing Party against unauthorized disclosure to Third Parties and (b) not use or disclose the Confidential Information of the Disclosing Party, except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder. The Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. The Receiving Party may disclose the terms and conditions of this Agreement and the Confidential Information to its Affiliates, and their respective directors, officers, employees, Subcontractors, sublicensees, consultants, attorneys and accountants (collectively, “Representatives”) who have an absolute need-to-know such information to carry out the activities and transactions or to exercise its rights contemplated by this Agreement, provided that such Representatives are bound by written obligations of confidentiality at least as restrictive as those set forth in this Agreement (“Written Confidentiality Obligations”). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.
13.3.    Exceptions to Confidentiality. The obligations under this Article 13 (Confidentiality) will not apply to any information to the extent the Receiving Party can demonstrate by competent evidence that such information:
13.3.1.     is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or any Representatives to whom it disclosed such information;
13.3.2.     was known to, or was otherwise in the possession of, the Receiving Party prior to the time of disclosure by the Disclosing Party;

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13.3.3.     is disclosed to the Receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party; or
13.3.4.     is independently developed by or on behalf of the Receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.
13.4.    Permitted Disclosures.
13.4.1.     Compliance with Law. The Receiving Party may disclose Confidential Information of the Disclosing Party that the Receiving Party is required to disclose under Applicable Laws or a court order or other governmental order, provided that the Receiving Party: (a) provides the Disclosing Party with [***] notice of such disclosure requirement if legally permitted; (b) affords the Disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure; and (c) if the Disclosing Party is unsuccessful in its efforts pursuant to clause (b), discloses only that portion of the Confidential Information that the Receiving Party is legally required to disclose as advised by the Receiving Party’s legal counsel.
13.4.2.     SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement only to the extent required, in the reasonable opinion of such Party or such Party’s outside legal counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or similar security regulatory authorities in Korea or other countries, including public report or notice requirements. If a Party must disclose this Agreement or any of the terms hereof in accordance with the preceding sentence, then such Party shall give prompt written notice containing the contents of such required disclosure to the other Party. The reviewing Party shall have [***] to review and provide written comment. At its own cost and expense, the requesting Party shall seek confidential treatment of portions of this Agreement or such terms as may be reasonably requested by the other Party. Notwithstanding the foregoing, the Parties acknowledge that Novavax will be required to file a Form 8-K with the United States Securities and Exchange Commission in connection with the execution of this Agreement and agrees that the [***] notice set forth in this paragraph shall be waived with respect to such filing, provided however, Novavax shall provide a copy of such Form 8-K prior to its filing with the United States Securities and Exchange Commission .
13.4.3.     Other Permitted Disclosure. Notwithstanding the restrictions set forth in this Article 13 (Confidentiality), Novavax may, [***], disclose the terms and provisions of this Agreement and Confidential Information belonging to SK to any Third Party in connection with any actual or bona fide prospective acquisition, merger, financing transfer or sale of all or substantially all of the stock, assets of the business to which this Agreement relates permitted under Section 18.2(Assignment) of Novavax, provided that such Third Party is bound by written obligations of confidentiality at least as restrictive as those set forth in this Agreement. Subject to the terms and conditions set forth in Section 13.4.1 (Compliance with Law), SK may, [***], disclose to the Korean Government the term and conditions of this Agreement that are reasonably necessary for discussion, negotiation and execution of the Korean APA; which shall be subject to the CDA entered into by SK, Korean Government and Novavax, dated [***].

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13.4.4.     Continuing Confidentiality Obligations. If and whenever any Confidential Information is disclosed in accordance with Section 13.4.3 (Other Permitted Disclosure), such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).
13.5.    Press Release. Within [***] following the execution of this Agreement by the Parties herein, the Parties shall agree to issue one press release, the content of which shall be approved in writing by both Parties in advance of publication. For all other public disclosures, if at any time SK and Novavax wish to disclose to Third Parties (including media interviews and disclosures to financial analysts) the existence and/or terms of this Agreement, the publishing Party shall notify the other Party of such intended publication and will provide a copy of such publication to such other Party on at least [***] notice unless otherwise agreed separately between the Parties and no press release shall be issued by either Party without the mutual consent of the other Party.
13.6.    Ongoing Obligation for Confidentiality. Upon expiration or termination of this Agreement, the Receiving Party will, and will cause its Representatives to, destroy, delete, or return (as requested by the Disclosing Party and any such destruction or deletion shall be certified by the Receiving Party in writing) any Confidential Information of the Disclosing Party, except for one copy, which may be retained in its confidential files for archive purposes. Notwithstanding the foregoing, the obligations set forth under this Section 13.6 shall survive the termination or expiration for [***].
13.7.    Other COVID-19 Vaccine Products. [***]. [***]. [***].
Article 14
REPRESENTATIONS, WARRANTIES, AND COVENANTS
14.1.    Mutual Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that:
14.1.1.     it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;
14.1.2.     it has full corporate power and authority to execute, deliver, and perform under this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
14.1.3.     this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;
14.1.4.     all consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;
14.1.5.     the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a breach of any provision of its organizational documents; (b) result in a breach of any

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agreement to which it is a party that would impair the performance of its obligations hereunder; or (c) violate any Applicable Laws;
14.1.6.     neither it nor any Person acting for or on behalf of either Party will, in connection with the performance of this Agreement, (i) use any funds for contributions, gifts, entertainment, or other payments related to political activity or (ii) make any payment to any government official, in each case in violation of the United States Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act of 2010 or any similar law.
Debarment. SK represents and warrants that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, including without limitation, 21 U.S.C. Section 335a, or Section 306(b)(1)(b) of the Federal Food, Drug and Cosmetic Act, or their foreign equivalents, or otherwise under Applicable Law or by any Regulatory Authority. Further, it will not use in any capacity, in connection with the performance of this Agreement, any Person who has been debarred pursuant to the foregoing. If at any time during the term of this Agreement, SK or any Person engaged by SK to perform this Agreement (a) becomes debarred, or (b) receives notice of action or threat of action with respect to its debarment, SK shall notify Novavax immediately, and Novavax shall have the right to terminate this Agreement immediately.:
14.2.    Representation of Novavax. Novavax represents, that to its knowledge, as of the Effective Date:
14.2.1.     the use of Novavax’ Background Intellectual Property, Adjuvant, or Novavax Supplied Item in strict accordance with this Agreement or the applicable SOW by SK will not violate or infringe any rights of a Third Party including Intellectual Property rights in the SK Territory;
14.2.2.     Patents listed in Exhibit B to this Agreement represent all patent within Novavax’ control as of the Effective Date which may be reasonably necessary for the Development, Manufacture or Commercialization of the Antigen Product or Vaccine Product;
14.2.3.     Patents that are listed in Exhibit B to this Agreement that are applications at the Effective Date are being diligently prosecuted by Novavax from the respective patent offices and the patents listed in Exhibit B hereof that are granted have been maintained and all due and applicable fees have been paid;
14.2.4.     Novavax has not received notice from any Third Party alleging, that (i) the patents listed in Exhibit B are invalid or (ii) activities contemplated to be used in the Development, Manufacture or Commercialization of the Antigen Product or Vaccine Product violate or infringe any Intellectual Property Right of any Third Party; and
14.3.    Representation of SK. SK represents, that to its knowledge, as of the Effective Date, the use of SK’s’ Background Intellectual Property in strict accordance with this Agreement or the applicable SOW by Novavax will not violate or infringe any rights of a Third Party including Intellectual Property rights.
14.4.    SK’s Covenant. supplied to Novavax by SK hereunder, SK hereby covenants that all Collaboration Antigen Product Manufactured and supplied to Novavax by SK under this Agreement will:

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14.4.1.     be delivered with full title and with the applicable Certificate of Analysis, Certificate of Conformance, Master Batch Record, applicable master safety data sheet, and additional Batch-related documentation identified in the Quality Agreement;
14.4.2.     be Manufactured in accordance with GMP or otherwise in accordance with all Applicable Law and the terms of the Quality Agreement; and
14.4.3.     at the time of the delivery, conform to the applicable Product Requirements in all respects.
14.5.    Novavax’ Covenant. Novavax hereby covenants that Novavax Vaccine Product and Adjuvant Components supplied to SK by Novavax hereunder will:
14.5.1.     be delivered with full title and with the applicable Certificate of Analysis, Certificate of Conformance, Master Batch Record, applicable master safety data sheet, and additional Batch-related documentation identified in the Quality Agreement;
14.5.2. be Manufactured in accordance with all Applicable Laws, GMP and the terms of the Quality Agreement; and
14.5.3.     conform to the applicable Product Requirements in all respects at the time of delivery.
14.6.    DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.
14.7.    [***]. [***]
14.8.    LIMITATION OF LIABILITY. [***].
Article 15
INDEMNIFICATION; INSURANCE
15.1.    Indemnification by SK. SK will indemnify, defend, and hold harmless Novavax and its Affiliates and their respective officers, directors, employees, successors, heirs and assigns, and representatives (each, a “Novavax Indemnified Party”) from and against any Claims that any Novavax Indemnified Party may be required to pay to one or more Third Parties arising from or relating to [***]:
15.1.1. [***];
15.1.2. [***];
15.1.3.     [***];
15.1.4.     [***];
15.1.5.     [***];
15.1.6.     [***]; or
15.1.7.     [***].

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15.2.    Indemnification by Novavax. Novavax will indemnify, defend, and hold harmless SK and its Affiliates and their respective officers, directors, employees, successors, heirs and assigns, and representatives (each, a “SK Indemnified Party”) from and against any Claims that any SK Indemnified Party may be required to pay to one or more Third Parties arising from or relating to [***]:
15.2.1.     [***];
15.2.2.     [***];
15.2.3.     [***];
15.2.4.     [***]; or
15.2.5. [***].
15.3.    Indemnification Procedure. In connection with any Claim for which a Party (the “Indemnified Party”) seeks indemnification from the other Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party [***] written notice of the Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, [***] in connection with the defense and settlement of the Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Claim; provided, however, that the Indemnifying Party may not settle the Claim [***]. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by counsel of its selection and at its own expense.
15.4.    Insurance. SK and Novavax, each at their own expense, shall obtain and thereafter maintain during the Term and for [***] thereafter: (a) commercial general liability insurance including contractual liability with minimum limits of $[***] for each occurrence and $[***] in the aggregate; (b) products liability, exclusive of the above coverage for general liability, with a per claim limit of $[***] and an aggregate limit of $[***]. Each Party will provide the other Party a certificate of insurance upon written request therefore.
Article 16
TERM AND TERMINATION
16.1.    Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 16 (Term and Termination) or not extended by mutual agreement between the Parties, will continue in full force and effect for (i) two (2) years from the Effective Date of this Agreement, the period (ii) until the completion of duties and obligations of this Agreement and the Korean APA, including sell off any remaining SK Product in its inventory or (iii) the day that the WHO declares that there is no longer a COVID-19 pandemic, whichever is later (the “Term”). [***].
16.2.    Termination for Cause.
16.2.1.     Either Party (the “Non-Breaching Party”) will have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event the other Party breaches (the “Breaching Party”) any of its material obligations hereunder and fails to cure such breach within [***] after receiving notice thereof;

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provided, however, that (a) if the breach by its nature is not curable, then the Non-Breaching Party will be entitled to seek such relief immediately, and (b) if such breach by its nature is curable, then such period will be extended as and for so long as the Breaching Party is making Commercially Reasonable Efforts to cure such breach, but in no event will such additional period exceed [***] (for a total cure period of up to [***]) (the “Cure Period”). Any termination of this Agreement pursuant to this Section 16.2 (Termination for Cause) will become effective at the end of the Cure Period, unless (i) such termination was made effective immediately following a non-curable breach pursuant to clause (a) above; (ii) the Breaching Party has cured any such material breach prior to the expiration of such Cure Period; or (iii) such allegedly Breaching Party disputes such breach. Any termination by a Party under this Section 16.2 (Termination for Cause) will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.
16.2.2.     If the Parties reasonably and in good faith disagree as to whether there has been a material breach, including whether such breach was material, the Party that disputes whether there has been a material breach may contest the allegation in accordance with Section 18.1 (Dispute Resolution). Notwithstanding anything to the contrary in Section 16.2.1, the Cure Period for any dispute will extend from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such dispute pursuant to Section 18.1 (Dispute Resolution) if the Breaching Party is pursuing such resolution in good faith, and it is understood and acknowledged that, during the pendency of a dispute pursuant to this Section 16.2.2, all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.
16.3.    Termination for Product Safety or Efficacy Failure. In the event that the JSC determines that (i) the Vaccine Product cannot be safely or efficaciously Developed, Manufactured or Commercialized or (ii) the necessary Regulatory Approvals for the Vaccine Product cannot or will not be obtained, and thereafter either Party will have the right to terminate this Agreement by providing the other Party with [***] written notice.
16.4.    Non-exclusive License-Competitive Vaccine. Upon SK’s first sale of another product for the prevention of COVID-19 to a Third Party in the SK Territory, Novavax, [***], may terminate the license granted under Section 12.4.1 (Novavax as Licensor) for all purposes, other than the license necessary for sell SK Antigen Product and/or SK Vaccine Product to the Korean Government. Following any such termination, SK may continue to conduct Development, Manufacturing and Commercialization activities solely in connection with the supply of SK Antigen Product and/or SK Vaccine Product to the Korean Government until this Agreement’s expiration or early termination in accordance with the other provisions of this Article 16.
Article 17
EFFECTS OF TERMINATION
17.1.    Accrued Rights. Expiration or termination of this Agreement will not relieve the Parties of any liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, and any such

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termination will be without prejudice to the rights of either Party against the other. Except for the remedies provided in 12.1.1 through 12.1.4 (which are sole and exclusive), the remedies provided in Article 16 (Term; Termination) are not exclusive of any other remedies a Party may have in law or equity. Without limiting the generality of the foregoing, and subject to the terms of the next paragraph, upon expiration or termination of this Agreement, each Party will pay to the other Party any amounts due under or in connection with this Agreement as of the effective date of termination or expiration, including with respect to any costs incurred under any SOWs or purchase order for the purchase of Raw Materials for Collaboration Antigen Product or any reasonable non-cancelable expenses within [***] following such effective date of termination or expiration. All payments made pursuant to this Section 17.1 will be non-creditable and non-refundable.
In particular, SK shall be compensated for the following solely in connection with the Manufacture of Collaboration Antigen Product, which, if applicable, may be deducted from unused funds previously paid by Novavax to SK except if this Agreement is terminated by Novavax pursuant to Section 16.2 (Termination for Cause).
17.1.1.     [***];
17.1.2.     [***];
17.1.3.     [***]; and
17.1.4.     [***];
If Novavax has made a pre-payment and there is any remaining balance from the pre-payment after deducting all of the above and any and all other sums owed by Novavax to SK under this Agreement, SK shall arrange for a refund of such remaining balance to Novavax within [***] of the termination of this Agreement.
17.2.    Expiration. Upon the expiration of this Agreement, the exclusive license granted by Novavax to SK under Section 12.4.1 (Novavax as Licensor) hereunder shall [***] revert to Novavax.,
17.3.    Termination for Novavax’ Breach. If this Agreement is terminated early by SK under Section 16.2 (Termination for Cause), for the remainder of what would have been the Term if this Agreement were not so terminated and subject to reduced pricing and royalty terms to be negotiated in good faith by the Parties (i) SK shall retain the exclusive license granted under Section 12.4.1 (Novavax as Licensor) to Develop, Manufacture and Commercialize the SK Antigen Product or SK Vaccine Product in the SK Territory and (ii) Novavax shall supply to SK the Adjuvant Components required for Manufacture of the SK Vaccine Product in accordance with Article 8 and Article 11, including, without limitation, the SK’s payment obligations for the Adjuvant Components as set forth in Section 11.1.1(e) (Adjuvant). Notwithstanding foregoing, in case of the termination due to Novavax’ material breach of Section 12.4.1 (Novavax as Licensor), SK shall retain a royalty free and fully paid-up exclusive license during such remaining period of Term; provided, however, SK shall remain obligated to pay for Adjuvant Components supplied by Novavax in in accordance with Article 8 and Article 11

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17.4.    Termination for SK’s Breach. If this Agreement is terminated by Novavax under Section 16.2 (Termination for Cause), and in addition to its rights set forth in Section17.1 (Accrued Rights),
17.4.1.     SK shall sell all Antigen Product or Vaccine Product in its inventory to Novavax [***], which price shall [***], as applicable, in effect as of the date of such termination;
17.4.2.     SK shall transfer to Novavax any and all regulatory materials including any regulatory filings or Regulatory Approvals related to the SK Vaccine Product; and
17.4.3.     The JSC shall coordinate the wind-down of SK’s efforts under this Agreement, and SK, as soon as reasonably practical after the effective date of such termination, shall provide to Novavax (i) any applicable Third Party contract, (ii) any information, materials, and data, including copies of all clinical trial data and results, if any, and all other information developed by or for the benefit of SK relating the SK Vaccine Product, including control of, and all information relating to, the global safety database, and (iii) other documents to the relating to the SK Vaccine Product that are necessary or reasonably useful to continue Development, Commercialization and Manufacture of the SK Vaccine Product (including material documents and agreements relating to the sourcing and Manufacture of the Vaccine or sale, promotion, distribution, or use of the SK Vaccine Product) throughout the SK Territory, to the extent that SK has the legal right to provide or assign to Novavax such materials, information or documents as set forth in paragraphs (i), (ii) and (iii). If SK does not have such legal right, SK shall use its Commercially Reasonable Efforts to provide or assign to Novavax such materials, information or documents and to cooperate with Novavax in connection with such transfer. At Novavax’ written request, SK shall use Commercially Reasonable Efforts to assign to Novavax any and all agreements to which SK, or its Affiliate, and a Third Party are parties, and that relate to the Development, Commercialization and Manufacturing activities conducted in connection with the SK Vaccine Product.
17.5.    Return of Confidential Information. Upon the expiration or early termination of this Agreement, the Receiving Party will return to the Disclosing Party (or, as directed by the Disclosing Party, destroy, in which case, the Receiving Party shall certified any such destruction in writing) all Confidential Information of the Disclosing Party that is in the Receiving Party’s possession or under its control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement). In addition, the Receiving Party will not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.
17.6.    Survival. The following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions); Section 6.7 (Non-Conforming Batches); Section 6.8 (Non-Conformance Disputes); Section 6.9 (Remedies for Non-Conforming Batches or Short Orders); Section 6.10 (Recalls); Section 7.4 (Unused Raw Material); Section 10.2 (Records by SK); Section 10.5 (Reports); Section 10.6 (Adverse Event Reporting); Article 11 (Payments); Section 12.2 (Improvements); Section 12.3 (Rights in Intellectual Property); Section 12.4.2(SK as Licensor) with the proviso that the license grant to Novavax shall

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survive only if the termination is not for Novavax’ breach pursuant to Section 16.2 (Termination for Cause); Article 13 (Confidentiality); Section 14.6 (Disclaimer of Warranties), [***]; Section 14.8 (Limitation of Liability); Article 15 (Indemnification; Insurance); Article 17 (Effects of Termination); and Article 18 (Miscellaneous).
Article 18
MISCELLANEOUS
18.1.    Dispute Resolution.
18.1.1.     Escalation. Promptly after the written request of either Party, the Executive Officers will meet in person or by telephone to attempt in good faith to resolve any dispute that arises under this Agreement. If the Executive Officers do not resolve the dispute within [***] of such request, then either Party may commence arbitration proceedings in accordance with Section 18.1.2 (Arbitration) below.
18.1.2.     Arbitration. If the designated representatives remain unable to resolve a dispute under Section 18.1.1 (Escalation), either Party may commence arbitration proceeding by providing the other Party with written notice. Such arbitration shall be binding arbitration and conducted in accordance with [***], before [***] neutral arbitrators selected in accordance with the procedures of [***]. The place of arbitration will be [***]. The arbitrators will not have the authority to grant any award or relief that is not permitted by the terms of this Agreement, or to vary the terms of this Agreement. All documents and agreements relative to any such dispute will be read, interpreted, and construed from the English versions thereof. Any arbitration subject to this Section 18.1.2 will be completed within [***] from the filing of notice of a request for such arbitration, and the decision of the arbitrators will be in written form, setting forth findings of fact and conclusions of law with the reasons for such findings and conclusions stated. The arbitration proceedings and the decision will, except as required by applicable laws, not be made public without the joint consent of the Parties and each Party will maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party. The decision of the arbitrators will be the sole, exclusive, and binding remedy of the Parties regarding any and all disputes, controversies, claims, and counterclaims presented to the arbitrators. The decision of the arbitrators will be final and not subject to further review. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration, to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction and replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.
18.2.    Assignment. No Party hereto may assign any right or obligation hereunder without the [***] consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, or all of its rights or obligations hereunder and thereunder to any of its Affiliates, to any Person that acquires all or substantially all of the stock or assets of the business to which this Agreement relates (by merger, stock or asset purchase, operation of law, or otherwise), without the other’s [***] consent, but with [***] notice to the other Party, provided that the permitted assignee or successor shall assume all assigned or transferred rights and obligations.

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18.3.    Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.
18.4.    Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of [***], without regard to conflict of law principles thereof.
18.5.    Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
18.6.    Relationship of the Parties. Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between SK and Novavax, or to constitute one Party as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other Party.
18.7.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
18.8.    Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):
If to SK:
SK bioscience Co., Ltd.
310, Pangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13494, Korea
Attention: Legal Department [***]
With a copy to:
SK bioscience Co., Ltd.
310, Pangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13494, Korea
Attention: [***]

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If to Novavax:
Novavax, Inc.
21 Firstfield Road, Gaithersburg, MD 20878
Attn: [***]
18.9.    Further Assurances. Novavax and SK hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge, and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.
18.10.    No Third Party Beneficiary Rights. Except as expressly provided in this Agreement, this Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.
18.11.    Entire Agreement. This Agreement, together with any SOWs and the Quality Agreement(s), sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a material provision of this Agreement, any Exhibit hereto and/or SOW, the order of precedence shall be as follows: Agreement, the Exhibit and the SOW, unless any such conflict is specifically and expressly identified in the applicable a SOW, in which case, such conflicting provision shall control. Notwithstanding the foregoing, the Quality Agreement shall control with respect to all quality matters.
18.12.    Force Majeure. Neither Party will be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement where such failure has been occasioned by any act of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest, epidemics, pandemics, market conditions or other factors that affect the supply or procurement of raw materials or consumables, or intervention of any Governmental Authority (a “Force Majeure”), and occurring without its fault or negligence; provided that the Party affected will [***] notify the other of the Force Majeure and will exert [***] efforts to eliminate, cure, or overcome any Force Majeure causes and to resume performance of its obligations as soon as possible.
18.13.    Cumulative Remedies. Except as otherwise set forth in this Agreement and subject to the limitation of liability herein, no remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
18.14.    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
18.15.    Construction; Rules of Construction. Interpretation of this Agreement will be governed by the following rules of construction: (a) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (b) references to the terms “Section,” are to a Section of this Agreement

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unless otherwise specified; (c) the terms “hereof,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) references to “$” or “Dollars” will mean the currency of the United States; (e) the word “including” and words of similar import when used in this Agreement will mean “including without limitation,” unless otherwise specified; (f) the word “or” will not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement; (i) each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) the word “will” will be construed to have the same meaning and effect as the word “shall”; (k) references to “days” will mean calendar days, unless otherwise specified; and (l) a reference to any Person includes such Person’s successors and permitted assigns.
18.16.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were original signatures.
Signature page follows;

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

SK BIOSCIENCE CO., LTD.

By:    /s/[***]        (Signature)
Name: [***]
Title:    [***]

NOVAVAX, INC.

By:    /s/ John A. Herrmann III        (Signature)
Name: John A. Herrmann III
Title:    Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit A
PRODUCT DELIVERABLES
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit A setting forth the product deliverables has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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Exhibit B
PATENTS
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit B setting forth the patents has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]